Exhibit 10(a)26

PENSION EQUALIZATION PLAN
OF ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective January 1, 2009)

Certificate of Amendment
Amendment No. 7

THIS AMENDMENT, executed the 25 day of August, 2021, and effective January 1, 2022, constitutes the Seventh Amendment of the Pension Equalization Plan of Entergy Corporation and Subsidiaries (As Amended and Restated effective January 1, 2009) (the "Plan").

All capitalized terms used in this Amendment No. 7 shall have the meanings assigned to them in the Plan unless otherwise herein defined.

WHEREAS, Amendment No. 5 to the Plan excluded from participation in the Plan any Employee who is a participant in the Entergy Corporation Cash Balance Plan for Non-Bargaining Employees or the Entergy Corporation Cash Balance Plan for Bargaining Employees;

WHEREAS, Effective 12:01 a.m. Central Time on January 1, 2022, the Entergy Corporation Cash Balance Plan for Non-Bargaining Employees merged with and into the Entergy Corporation Retirement Plan for Non-Bargaining Employees;

WHEREAS, to effect the merger, a new Appendix J was added to the Entergy Corporation Retirement Plan for Non-Bargaining Employees as of January 1, 2022 to govern the determination of benefits with respect to Appendix J Participants, defined to include those individuals who were eligible to participate in the Entergy Corporation Cash Balance Plan for Non-Bargaining Employees immediately prior to the effective time of the merger, and who commenced participation in Appendix J pursuant to SectionJ-4.3 of Appendix J, as well as any other individuals who may become Appendix J Participants following the merger;

THEREFORE, pursuant to Section 8.01 of the Plan, and in accordance with the authority delegated by the Personnel Committee of the Board of Directors of Entergy Corporation to the undersigned officer, Entergy Corporation does hereby amend the Plan, as follows:

1.The second sentence in Section 1.24, "Qualified Plan" is amended and restated in its entirety to read as follows:

"The term "Qualified Plan" shall exclude the Entergy Corporation Cash Balance Plan for Non-Bargaining Employees, the Entergy Corporation Cash Balance Plan for Bargaining Employees and commencing January 1, 2022, Appendix J of the Entergy Corporation Retirement Plan for Non-Bargaining Employees; and any reference herein to the "Qualified Cash Balance Plan" shall mean the Entergy Corporation Cash Balance Plan for Non-Bargaining Employees, the Entergy Corporation Cash Balance Plan for Bargaining Employees, or Appendix J of the Entergy Corporation Retirement Plan for Non-Bargaining Employees."

2.Section 2.01, "Eligible Employees," is amended by amending and restating the third sentence of Section 2.01 in its entirety to read as follows:

"An Employee who on or after July 1, 2014 is reemployed in a position covered by a Qualified Cash Balance Plan, the Savings Plan of Entergy Corporation and Subsidiaries VIII, or the Savings Plan of Entergy Corporation and Subsidiaries IX and who continues to be eligible to receive a benefit under a Qualified Plan based on a prior period of employment with a System Company shall nevertheless be an Eligible Employee with respect to the benefits determined under Article III hereunder based on such prior period of employment, even if he first satisfies the eligibility requirements of this Section 2.01 while he was a participant in a Qualified Cash Balance Plan, the Savings Plan of Entergy Corporation and Subsidiaries VIII, or the Savings Plan of Entergy Corporation and Subsidiaries IX."

3.Section 2.02, "Participation," is amended by amending and restating the third sentence of Section 2.02 in its entirety to read as follows:

"Notwithstanding the preceding, if an Employee who is a Participant under this Plan is reemployed by a System Company on or after July 1, 2014 and becomes a participant in a Qualified Cash Balance Plan, the Savings Plan of Entergy Corporation and Subsidiaries VIII, or the Savings Plan of Entergy Corporation and Subsidiaries IX, service during the period of participation in the Qualified Cash Balance Plan, the Savings Plan of Entergy Corporation and Subsidiaries VIII, or the Savings Plan of Entergy Corporation and Subsidiaries IX shall he recognized under this Plan only to the extent such service is recognized under the Qualified Plans in which the Employee was a participant prior to July 1, 2014, such as for vesting, or eligibility for and the amount of any subsidized early retirement benefits or death benefits."

IN WITNESS WHEREOF, the Personnel Committee has caused this Seventh Amendment to the Pension Equalization Plan of Entergy Corporation and Subsidiaries (As Amended and Restated Effective January 1, 2009) to be executed by its duly authorized representative on the day, month, and year above set forth, and effective January 1, 2022.

ENTERGY CORPORATION PERSONNEL COMMITTEE
through the undersigned duly authorized representative

                    /s/Kathryn Collins
Kathryn Collins
Senior Vice President, HR and
Chief Human Resources Officer